EXHIBIT 99.1
CONTACT:  Ralph J. Vaclavik
          President Casinos, Inc.
          St. Louis, Missouri 63102
          314-622-3018
                                                   FOR IMMEDIATE RELEASE

                      PRESIDENT CASINOS, INC. ANNOUNCES
                 TERMINATION OF AGREEMENT WITH ISLE OF CAPRI
                        TO PURCHASE THE ADMIRAL CASINO

ST. LOUIS, MISSOURI, MAY 4, 2004 -- President Casinos, Inc. (OTC:PREZQ) announced today that the agreement to sell its "Admiral" casino riverboat in St. Louis to Isle of Capri Casinos, Inc. has been terminated by mutual agreement of both parties.

President Casinos, Inc. owns and operates dockside gaming facilities in Biloxi, Mississippi and downtown St. Louis, Missouri, north of the Gateway Arch.

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, lender cooperation, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein. Additional information concerning potential factors that could affect the Company's financial condition, results of operations and expansion projects is included in the filings of the Company's Annual Reports on Form 10-K for the fiscal year ended February 28, 2003 and the Company's subsequent Reports on Form 10-Q for the quarters ended May 31, 2003, August 31, 2003 and November 30, 2003, all of which risks are incorporated by reference into this press release.

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